UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Learning Tree International, Inc.

(Name of Registrant as Specified In Its Charter)

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Learning Tree International, Inc.

400 N. Continental Blvd., El Segundo, California 90245

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on Tuesday, March 7, 2006

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Annual Meeting”) of Learning Tree International, Inc. will be held at Learning Tree International, 400 N. Continental Blvd., Suite 200, El Segundo, California 90245 on Tuesday, March 7, 2006 at 10:00 a.m. Pacific Standard Time for the following purposes as more fully described in the accompanying Proxy Statement:

1.	To elect two Class II directors for a term of three years.

2.	To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on January 20, 2006 as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting, or at any adjournment thereof. Only stockholders at the close of business on the record date are entitled to vote at the Annual Meeting.

Accompanying this Notice are a Proxy Card and a Proxy Statement. If you will not be able to attend the Annual Meeting to vote in person, you may vote your shares by completing and returning the accompanying proxy card or by voting electronically via the Internet or by telephone. To vote by mail, please mark, sign and date the accompanying proxy card and return it promptly in the enclosed postage paid envelope. To vote by Internet, go to http://www.proxyvote.com and to vote by telephone, call 1-800-690-6903, and follow the instructions to cast your vote. For voting by Internet or telephone, you will need to have your 12-digit control number, located on your proxy card, available. Please do not return the enclosed paper ballot if you are voting by Internet or telephone. The proxy may be revoked at any time prior to its exercise at the Annual Meeting.

By Order of the Board of Directors,

/s/ DAVID C. COLLINS
David C. Collins, Ph.D.
Chairman of the Board

January 20, 2006

LEARNING TREE INTERNATIONAL, INC.

400 N. Continental Blvd., El Segundo, California 90245

PROXY STATEMENT

INTRODUCTION

This Proxy Statement is furnished to the stockholders of Learning Tree International, Inc., a Delaware corporation (“Learning Tree”) in connection with the solicitation of proxies on behalf of the Board of Directors of Learning Tree. The proxies solicited hereby are to be voted at the Annual Meeting of the Stockholders of Learning Tree to be held at Learning Tree International, 400 N. Continental Blvd., Suite 200, El Segundo, California 90245 on March 7, 2006 at 10:00 a.m. Pacific Standard Time and at any and all adjournments thereof (the “Annual Meeting”).

At the Annual Meeting, stockholders will be asked to consider and vote upon the following proposals:

1.	To elect two Class II directors for a term of three years.

2.	To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

A form of proxy is enclosed. The shares represented by each properly executed unrevoked proxy will be voted as directed by the stockholder executing the proxy. The Learning Tree Board of Directors recommends that stockholders vote “FOR” the election of the nominees for the Board of Directors named below. Unless a proxy directs otherwise, the shares represented by each properly executed unrevoked proxy will be voted in accordance with these recommendations. With respect to any other item of business that may come before the Annual Meeting, the proxy holders will vote the proxy in accordance with their best judgment.

If you will not be able to attend the Annual Meeting to vote in person, you may vote your shares by completing and returning the accompanying proxy card or by voting electronically via the Internet or by telephone. To vote by mail, please mark, sign and date the accompanying proxy card and return it promptly in the enclosed postage paid envelope. To vote by Internet, go to http://www.proxyvote.com and to vote by telephone, call 1-800-690-6903, and follow the instructions to cast your vote. For voting by Internet or telephone, you will need to have your 12-digit control number, located on your proxy card, available. Please do not return the enclosed paper ballot if you are voting by Internet or telephone. Learning Tree has been advised by counsel that these procedures are consistent with the requirements of the applicable law.

Any proxy given may be revoked at any time prior to its exercise by filing, with the Secretary of Learning Tree, an instrument revoking such proxy or by the filing of a duly executed proxy bearing a later date. Any stockholder present at the meeting who has given a proxy may withdraw it and vote his or her shares in person if such stockholder so desires.

This Proxy Statement and the accompanying form of proxy are first being mailed to stockholders on or about January 27, 2006. Learning Tree intends to solicit proxies primarily by mail. However, directors, officers, agents and employees of Learning Tree may communicate with stockholders, banks, brokerage houses and others by telephone, e-mail, in person or otherwise to solicit proxies. Additionally, Learning Tree intends to post this Proxy Statement on its website for public review. Learning Tree has no present plans to hire special employees or paid solicitors to assist in obtaining proxies, but reserves the option to do so. All expenses incurred in connection with this solicitation will be borne by Learning Tree. Learning Tree requests that brokerage houses, nominees, custodians, fiduciaries and other like parties forward the soliciting materials to the underlying beneficial owners of Learning Tree’s Common Stock. Learning Tree will reimburse reasonable charges and expenses in doing so.

VOTING SECURITIES AND PRINCIPAL SHAREHOLDERS

Outstanding Shares; Record Date

Only holders of record of Learning Tree’s voting securities at the close of business on January 20, 2006 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting and any adjournments thereof. As of the Record Date, 16,662,335 shares of Learning Tree’s Common Stock were issued and outstanding. Holders are entitled to one vote at the Annual Meeting for each share of Common Stock held which was issued and outstanding as of the Record Date.

The presence, in person or by proxy, of stockholders holding at least a majority of the outstanding Common Stock will constitute a quorum for the transaction of business at the Annual Meeting.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth the beneficial ownership of the Common Stock of Learning Tree as of January 13, 2006 by (i) each person or entity known by Learning Tree to own beneficially more than 5% of the outstanding Common Stock (based upon review of 13F and 13G filings as of January 13, 2006), (ii) each of Learning Tree’s directors, (iii) each of the persons named in the Summary Compensation Table and (iv) all directors and executive officers as a group. Except as otherwise noted, the persons or entities named have sole voting and investment power with respect to all shares shown as beneficially owned by them.

	Common Stock(1)
Name and Address of Owner	Number of Shares	Percent of Class
David C. Collins(1)(2)(3)(4)	4,111,502	24.7%
Eric R. Garen(1)(2)(5)(6)	3,635,030	21.8%
Nicholas R. Schacht(1)(2)	80,000	*
Mary C. Adams (1)(2)(3)(4)	4,111,502	24.7%
Magnus Nylund(1)(2)	4,090	*
W. Mathew Juechter(1)(2)	34,760	*
Curtis A. Hessler(1)(2)	4,167	*
Howard A. Bain III(1)(2)	5,000	*
Wilford D. Godbold, Jr(1)(2)	3,667	*
Theodore E. Guth (5)(6)	1,195,065	7.2%
Lazard Asset Management LLC(7) 30 Rockefeller Plaza 59th Floor New York, NY 10112	1,285,078	7.7%
Dalton Greiner Hartman Maher & Co(8) 565 Fifth Avenue Suite 2101 New York, NY 10017	984,281	5.9%
All directors and executive officers as a group(1)(9)	7,878,216	47.3%

*	Less than 1%

Note: Pursuant to Item 403 of Regulation S-K, the number of shares listed for each individual reflects their beneficial ownership, as defined. As a result, in some cases, more than one beneficial owner has been listed for the same securities. In accordance with Instruction 5 of Item 403, where more than one beneficial owner has been listed for the same securities, in computing the aggregate number of shares owned by directors and officers of the registrant as a group, those shares have been counted only once. See the footnotes below for specific share ownership details.

(1)	For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares that such person or group has the right to acquire within 60 days after January 13, 2006. These shares are deemed to be outstanding for purposes of computing the percentage of outstanding shares held by each person or group on that date, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. The number of shares in this table includes the following number of shares issuable upon vested options or which vest within 60 days after January 13, 2006: 80,000 shares for Mr. Schacht; 12,500 shares for Ms. Adams; 3,750 shares for Mr. Nylund, 5,000 shares for Mr. Juechter; 4,166 shares for Mr. Hessler; 5,000 shares for Mr. Bain; 1,667 shares for Mr. Godbold and 115,416 shares for all directors and executive officers as a group.

(2)	Dr. Collins is the Chairman of the Board of Directors, Mr. Garen is the Vice Chairman of the Board of Directors of Learning Tree and Ms. Adams is the Chief Administrative Officer and Secretary of Learning Tree. Mr. Juechter, Mr. Hessler, Mr. Bain, and Mr. Godbold are Directors of Learning Tree. The address of these individuals is Learning Tree International, Inc., 400 N. Continental Blvd., Suite 200, El Segundo, California 90245. Mr. Schacht is the Chief Executive Officer of Learning Tree and Mr. Nylund is the Chief Information Officer of Learning Tree. The address of these individuals is Learning Tree International, Inc., 1831 Michael Faraday Drive, Reston, Virginia 20190.

(3)	Dr. Collins and Ms. Adams are married. Accordingly, the shares listed for Dr. Collins include 210,140 shares and options beneficially owned by Ms. Adams, and those listed for Ms. Adams include 1,472,248 shares beneficially owned by Dr. Collins, although each disclaims beneficial ownership of the other’s shares.

(4)	The shares listed for Dr. Collins and Ms. Adams both include (i) 89,918 shares owned by the Collins Family Foundation, the directors of which are Dr. Collins and Ms. Adams, but as to which they disclaim beneficial ownership; (ii) 142,098 shares owned by The Adventures in Learning Foundation (formerly known as The Pegasus Foundation), of which Dr. Collins and Ms. Adams are a minority of the trustees and as to which they disclaim beneficial ownership; (iii) 2,034,169 shares owned by DCMA Holdings LP, of which Dr. Collins and Ms. Adams are general partners, but as to which they disclaim beneficial ownership; and (iv) 162,929 shares owned by the Collins Family Trust, of which David C. Collins and Mary C. Adams are the trustees.

(5)	The shares listed for Mr. Garen include (i) 266,379 shares owned by the Garen Family Foundation, of which Mr. Garen is a trustee, but as to which he disclaims beneficial ownership. Also included in Mr. Garen’s shares are (i) 517,033 shares held by the Nicole Suzanne Garen Family Trust, (ii) 517,033 shares held by the Steven Robert Garen Family Trust,, and (iii) 160,999 shares held by the Garen Dynasty Trust, as to which Mr. Garen lacks voting and disposition power and as to which he disclaims beneficial ownership. See footnote 6.

(6)	Mr. Guth has sole voting and disposition power, as Trustee, of (i) 517,033 shares held by the Nicole Suzanne Garen Family Trust, (ii) 517,033 shares held by the Steven Robert Garen Family Trust, and (iii) 160,999 shares held by the Garen Dynasty Trust, but as to which he disclaims beneficial ownership. Mr. Guth’s address is Guth | Christopher LLP, 10866 Wilshire Boulevard, Suite 1250, Los Angeles, California 90024.

(7)	Based upon information contained in the September 30, 2005 Schedule 13F filed by Lazard Asset Management LLC, it has sole investment discretion with respect to all 1,285,078 shares, sole voting power with respect to 1,231,178 of those shares and no voting authority with respect to 53,900 of those shares.

(8)	Based upon information contained in the September 30, 2005 Schedule 13F filed by Dalton Greiner Hartman Maher & Co, it has sole investment discretion with respect to all 984,281 shares, sole voting power with respect to 744,347 of those shares and no voting authority with respect to 239,934 of those shares.

(9)	As described in Footnotes 3, 4, 5 and 6, certain of the shares have been listed for more than one of the named individuals. This total reflects the total number of shares owned by the director and officer group as a whole, eliminating the shares attributed to more than one individual.

PROPOSAL 1: ELECTION OF DIRECTORS

Learning Tree’s Board of Directors has seven members and is divided into three classes, Class I, Class II and Class III, with staggered terms. The current terms of the Class II directors expire at the Annual Meeting to be held this year, the terms of the Class III directors will expire at the annual meeting of stockholders to be held in 2007, and the term of the Class I directors will expire at the annual meeting of stockholders to be held in 2008. At each subsequent annual meeting of stockholders, directors will be elected for a full three-year term to succeed the directors whose terms are then to expire.

Information Concerning Nominees and Other Directors

Name	Age	Position with Learning Tree
Class II Directors—Nominees for election to terms expiring in 2009
W. Mathew Juechter	72	Director
Wilford D. Godbold, Jr	67	Director
Class I Directors—Present term expires in 2008.
Nicholas R. Schacht	46	President, CEO and Director
Howard A. Bain III	59	Director
Curtis A. Hessler	62	Director
Class III Directors—Present terms expire in 2007.
David C. Collins	65	Chairman of the Board of Directors
Eric R. Garen	58	Vice Chairman of the Board of Directors

Mr. Juechter has been a director of Learning Tree since June 1987. He is President and Chief Executive Officer of IRA, Inc., a management consulting company that works primarily in the areas of strategy, structure, and executive development. From 1991 to 1999, he was Chief Executive Officer of ARC International Ltd., a management consulting and training company. From 1986 to 1991, Mr. Juechter was Managing Director of IRA, Inc. in St. Paul, Minnesota. Mr. Juechter served as President and Chief Executive Officer of Wilson Learning Corp., a multi-national training organization, from 1977 to 1986. From 1989 to 1997, he also was President of the Board of Governors of the American Society for Training and Development (ASTD). Mr. Juechter is a graduate of Boston University and Harvard Business School.

Mr. Godbold has been a director of Learning Tree since April 2004. He currently is a private investor. From 1984 to 1998, he served as President and Chief Executive Officer of ZERO Corporation (NYSE), an international manufacturer of technical equipment for the telecommunications, instrumentation and data processing markets. From 1982 to 1984 he served as Executive Vice President of that company. Prior to joining ZERO Corporation, he practiced law as a partner of the international law firm of Gibson, Dunn & Crutcher, where his practice, from 1966, was focused primarily on mergers and acquisitions, corporate finance and general corporate law. He represented both public companies and financial institutions. Mr. Godbold is a graduate of Stanford University (BA—Political Science), UCLA School of Law (JD—Order of the Coif) and UCLA Graduate School of Management—Executive Management Program. He currently serves on the Board of Directors of SEMPRA Energy (NYSE), a Fortune 500 energy services holding company, and K2 Inc. (NYSE), a premier brand sports products company. He formerly served as a director of Pacific Enterprises (NYSE), Santa Fe Pacific Pipeline (NYSE), Winchell’s (NYSE), Ceradyne Inc. (NASD) and Sanwa Bank of California (Private). He was Chairman of the Boards of the California State Chamber of Commerce, The Employer’s Group and Marlborough School.

Mr. Schacht has been President and Chief Executive Officer of Learning Tree since October 1, 2005, after joining the Company in September 2002. He was elected to the Board of Directors in November 2005. He was Chief Operating Officer of Learning Tree from 2002 to 2003. He was President of Global Learning Systems from 1999 to 2002, Group President for the Institute for International Research from 1998 to 1999, and held a variety of positions with ESI International from 1989 to 1998, culminating as its President. From 1987 to 1989, Mr. Schacht was a Research Fellow with Logistics Management Institute, and from 1981 to 1987, he was a U.S. Naval officer. Mr. Schacht holds a B.S. degree with honors from the U.S. Naval Academy, a Masters degree in General Administration from the University of Maryland, and a Master of Science degree from The George Washington University.

Mr. Bain has served as a director of Learning Tree since June 2001. He is an independent consultant with expertise in all aspects of corporate finance and operations, compliance and internal control systems for Sarbanes-Oxley, and public company financial and accounting issues. Mr. Bain has served as the Chief Financial Officer (CFO) or senior financial executive of five public software/IT companies during more than three decades in Silicon Valley. He was most recently CFO of Portal Software (NASDAQ: PRSF), a developer of customer management software for communications and content service providers, from 2001to 2004. Prior to joining Portal, Mr. Bain held CFO positions at Vicinity Corporation (NASDAQ: VCNT) in 2000, Informix (NASDAQ: IFMX) from 1999-2000, and Symantec Corporation (NASDAQ: SYMC) from 1991-1999. He has held senior financial and accounting management positions with Fairchild Camera & Instrument Corporation and as a consultant with Arthur Andersen LLP, where he was a certified public accountant. Mr. Bain currently serves on the board of PGP Corporation. Mr. Bain holds a B.S. in Business from California Polytechnic University. Mr. Bain currently qualifies as an independent director and certified financial expert under the Sarbanes-Oxley Act of 2002.

Mr. Hessler has been a director of Learning Tree since April 2003. He has been Chairman and founding Chief Executive Officer of 101 communications LLC, an international publishing and educational conference company serving advanced information technology professionals, since 1998. From 1997 to 1998 he served as President and Chief Executive Officer of Quarterdeck Corporation, a software firm. From 1996 to 1997 he served as Chairman and Chief Executive Officer of I-Net, Inc., a network management services company. From 1991 to 1995 he served as Executive Vice President, Chief Financial Officer of the Times Mirror Company, a media company. From 1984 to 1991 he served as Vice Chairman and Chief Financial Officer of the Unisys Corporation, a computer and computer services company. From 1981 to 1983 he was a partner of Paul Weiss Rifkind Wharton and Garrison, a law firm. From 1977 to 1981 he held various positions with the Federal Government: Assistant Secretary of the U.S. Treasury for Economic Policy, Executive Director of the President’s Economic Policy Group and Associate Director of the Office of Management and Budget. Mr. Hessler is a graduate of Harvard College (BA, summa), Oxford University (Rhodes Scholarship), the Yale Law School (JD), and the University of California, Berkeley (MA Economics).

Dr. Collins, a co-founder of Learning Tree, has been Chairman of the Board since Learning Tree began operations in August, 1974. Until his retirement on October 1, 2005, Dr. Collins has also served as the Chief Executive Officer of Learning Tree. Dr. Collins has a Bachelor of Science degree (with distinction) in Electrical Engineering from Stanford University, and Masters and Ph.D. degrees in Electrical Engineering from the University of Southern California.

Mr. Garen, a co-founder of Learning Tree, has served as Vice Chairman of Learning Tree’s Board of Directors since November 2003 and has been a member of its Board since Learning Tree began operations in August, 1974. Prior to November 2003, Mr. Garen served as President of Learning Tree, and prior to that as Executive Vice President of Learning Tree since 1974. Mr. Garen holds a Bachelor of Science degree in Electrical Engineering from the California Institute of Technology and a Masters degree in Computer Science from the University of Southern California, earning both degrees with honors.

Quorum; Vote Required

Nominees will be elected as directors by a plurality of the votes cast. The shares of each properly executed unrevoked proxy will be voted FOR the election of all of the nominees, unless the proxy otherwise directs. Abstentions, broker non-votes and instructions on a proxy to withhold authority to vote for one or more of such nominees will result in the respective nominees receiving fewer votes.

All of the nominees have indicated a willingness to serve as directors, but if any of them should decline or be unable to act as a director, the proxy holders will vote for the election of another person or persons as the Board recommends.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE ABOVE-NAMED NOMINEES.

EXECUTIVE OFFICERS OF THE REGISTRANT

Name	Age	Title
David C. Collins	65	Chairman of the Board of Directors
Nicholas R. Schacht	46	President and Chief Executive Officer
Mary C. Adams	50	Chief Administrative Officer and Secretary
LeMoyne T. Zacherl	52	Chief Financial Officer
Magnus Nylund	35	Chief Information Officer

For the biographies of Dr. Collins and Mr. Schacht, please see above.

Ms. Adams has served as Chief Administrative Officer since October 2003 and is also Secretary of the corporation. She was Vice President, Administration and Investor Relations from 1995 to 2003. She began her association with Learning Tree in September 1975 and has held a variety of key positions in Learning Tree. Ms. Adams is also the President of Advanced Technology Marketing, Inc., a wholly owned subsidiary of Learning Tree.

Mr. Zacherl has been the Chief Financial Officer of Learning Tree since July 2005. Previously Mr. Zacherl was the Chief Financial Officer of SatoTravel, Inc., a subsidiary of Navigant International, Inc., beginning in 2002. Mr. Zacherl was the Vice President, Finance for SAVVIS Communications, Inc. from 1999 to 2001. Prior to SAVVIS, Mr. Zacherl held Senior Management financial positions with WorldSpace, Inc., Adelphia Communications, Inc., LoralOrion, Inc. and Feld Entertainment, Inc. His professional career began with serving twelve years in the Coopers & Lybrand Pittsburgh, PA and Washington, DC offices; Coopers & Lybrand was one of the two predecessor firms to PricewaterhouseCoopers LLP. Mr. Zacherl holds a B.S. degree in Accounting from Gannon University, Erie, PA. He passed the CPA exam in 1978.

Mr. Nylund has been the Chief Information Officer of Learning Tree since October 2005, having joined the Learning Tree in 1992 and served in a variety of positions since that time. Mr. Nylund has a Diploma in Computer Science from the University of Gävle, Sweden.

David C. Collins and Mary C. Adams are married. There are no other family relationships among any of the directors or executive officers of Learning Tree.

BOARD MEETINGS AND COMMITTEES

The Board of Directors (“the Board”) held four meetings during fiscal 2005. The Board has three separately designated standing committees: the Audit Committee, the Compensation and Stock Option Committee and the Nominating and Corporate Governance Committee. Each member of these standing committees has been determined to meet the standards for “director independence” as that term is used in Item 7(d)(3)(iv) of Schedule 14A under the Exchange Act and as adopted by the Nasdaq National Market. Each incumbent director attended at least 75% of the aggregate of the number of meetings of the Board and meetings of committees of the Board on which he served during fiscal 2005, except for Mr. Juechter, who attended 65%.

Audit Committee

The members of the Audit Committee are Messrs. Bain, Godbold and Hessler. The Audit Committee has adopted a charter which is posted on Learning Tree’s website at http://www.learningtree.com/investor and a copy of which was attached to the 2005 Proxy Statement. The principal functions of the Audit Committee are to review the plan and results of Learning Tree’s independent audit with Learning Tree’s independent auditors and management, to review Learning Tree’s systems of internal control over financial reporting, and to engage or discharge Learning Tree’s independent auditors. The Board has determined that each member of the Audit Committee is “independent” as required in the Audit Committee Charter. The Audit Committee met sixteen times during fiscal 2005. The material in this paragraph shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that Learning Tree specifically incorporates this information by reference, and shall not otherwise be deemed soliciting material or filed under such acts.

Learning Tree’s Board of Directors has determined that Howard A. Bain III, Chairman of Learning Tree’s Audit Committee, is a financial expert because he has the following attributes: (i) an understanding of generally accepted accounting principles (“GAAP”) and financial statements; (ii) the ability to assess the general application of such principles in connection with accounting for estimates, accruals and reserves; (iii) experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by Learning Tree’s financial statements, or experience actively supervising one or more persons engaged in such activities; (iv) an understanding of internal control and procedures for financial reporting; and (v) an understanding of audit committee functions. Mr. Bain has acquired these attributes by means of having held various positions that provided relevant experience, as described above. Mr. Bain is independent as that term is used in Item 7(d)(3)(iv) of Schedule 14A under the Exchange Act.

Compensation and Stock Option Committee

The members of the Compensation and Stock Options Committee are Messrs. Juechter, Godbold and Hessler. The principal functions of the Compensation and Stock Option Committee are to (i) review and make recommendations to the Board with respect to the direct and indirect compensation and employee benefits of the Chairman, President and other elected officers of Learning Tree, (ii) review, administer and make recommendations to the Board with respect to any incentive plans and bonus plans that include elected officers, review Learning Tree’s policies relating to the compensation of senior management and other employees, address matters relating to Learning Tree’s stock option plans and provide recommendations to the Board as to grants of stock options. In addition, the Compensation and Stock Option Committee reviews management’s long-range planning for executive development and succession, establishes and periodically reviews policies on perquisites and performs certain other review functions relating to management compensation and employee relations policies. The Compensation and Stock Option Committee met seven times during fiscal 2005.

Nominating and Corporate Governance Committee

The members of the Nominating and Corporate Governance Committee (the “Governance Committee”) are Messrs. Juechter, Godbold and Hessler. The Governance Committee has adopted a charter which is posted on Learning Tree’s website at http://www.learningtree.com/investor. The Governance Committee met six times during fiscal 2005.

The Governance Committee manages the process for evaluating current Board members at the time they are considered for renomination. After considering the appropriate skills and characteristics required on the Board, the current makeup of the Board, the results of the evaluations, and the wishes of the Board members to be renominated, the Governance Committee recommends to the Board whether those individuals should be renominated.

On at least an annual basis, the Governance Committee reviews with the Board whether it believes the Board would benefit from adding a new member(s), and if so, the appropriate skills and characteristics required for the new member(s). If the Board determines that a new member would be beneficial, the Governance Committee solicits and receives recommendations for candidates and manages the process for evaluating candidates. All potential candidates, regardless of their source, are reviewed under the same process. The Governance Committee (or its chairman) screens the available information about the potential candidates. Based on the results of the initial screening, interviews with viable candidates are scheduled with Governance Committee members, other members of the Board and senior members of management. Upon completion of these interviews and other due diligence, the Governance Committee may recommend to the Board the election or nomination of a candidate.

Candidates for independent Board members have typically been found through recommendations from directors or others associated with Learning Tree or with the help of executive search firms (which receive a fee for their services). Where executive search firms have been used, Learning Tree has provided the search firm with a written description of both minimum and desired qualifications for that specific candidate. Based upon these qualifications, the search firm collects resumes and other data about potential candidates and recommends potential candidates to the Governance Committee. Learning Tree’s stockholders may also recommend candidates by sending the candidate’s name and resume to the Governance Committee under the provisions, set forth below, for communication with the Board. No such suggestions from Learning Tree’s stockholders were received in time for the 2006 Annual Meeting.

The Governance Committee has no predefined minimum criteria for selecting Board nominees, although it believes that all independent directors should share qualities such as, independence; experience at the corporate, rather than divisional, level in multi-national organizations larger than Learning Tree; relevant, non-competitive experience; and strong communication and analytical skills. In any given search, the Governance Committee may also define particular characteristics for candidates to balance the overall skills and characteristics of the Board and the perceived needs of Learning Tree. In recent years, for example, Learning Tree has sought a nominee with significant financial expertise and a nominee with significant relevant operating experience. The Governance Committee believes that it is necessary for at least one independent Board member to possess each of these skills. However, during any search, the Governance Committee reserves the right to modify its stated search criteria for exceptional candidates.

STOCKHOLDER COMMUNICATIONS

The Board, including its independent directors, has unanimously adopted a procedure for its stockholders to communicate with the Board. Communications may be addressed to the Secretary of the Company, Learning Tree International, Inc. at 400 N. Continental Blvd., Suite 200, El Segundo, CA 90245, marked to the attention of the Board or of any of its individual Committees. Copies of all communications so addressed will be promptly forwarded to the chairman of the Committee involved or, in the case of communications addressed to the Board as a whole, to the chairman of the Governance Committee.

ANNUAL MEETING ATTENDANCE

The Board members are not required to attend Learning Tree’s Annual Meeting. As attendance by shareholders at Learning Tree’s Annual Meetings has historically been low. Thus, the Board believes the cost of requiring attendance is not generally justified. However, based upon the nature of the matters to be addressed, they may attend. At the 2006 Annual Meeting (as in the 2005 Annual Meeting) the only matter to be decided is the election of certain Board members. Consequently, only two of the six members of the Board attended the 2005 Annual Meeting.

COMPENSATION OF DIRECTORS

No director who is an employee of Learning Tree is compensated for service as a member of the Board. Directors that are not employees of Learning Tree currently receive a monthly retainer of $2,000. Non-employee directors that serve as a chairperson of a committee also receive an annual retainer of $5,000. All non-employee directors also receive a $1,500 fee for each Board or Committee meeting attended in person and $1,000 if attended telephonically (only a single $1,500 or $1,000 fee is paid for attendance at multiple committee meetings on a single day). In addition, non-employee directors are granted 5,000 stock options on joining the Board and 2,500 stock options annually thereafter, which vest over a 3-year period. Directors are reimbursed for travel and out-of-pocket expenses incurred on behalf of Learning Tree.

EXECUTIVE COMPENSATION

The following table sets forth certain information with respect to compensation for (i) Learning Tree’s Chief Executive Officer during fiscal year 2005, (ii) its three executive officers as of September 30, 2005 who received more than $100,000 in aggregate compensation during fiscal 2005 and (iii) one additional person who had been an executive officer earlier during fiscal 2005.

Summary Compensation Table

	Fiscal Year	Annual Compensation		Long-Term Compensation Options Awarded	All Other Compensation (1)
Name and Principal Position		Salary	Incentive
David C. Collins	2005	$424,280	$105,016	—	$9,225
Chairman of the Board of Directors and	2004	$432,264	$47,654	—	$9,000
Chief Executive Officer	2003	$432,600	$56,779	—	$9,000

Nicholas R. Schacht	2005	$312,000	$48,469	—	$9,225
President and Chief Operating Officer	2004	$297,450	$20,489	50,000	$9,000
	2003	$270,000	$18,900	100,000	$6,750

Mary C. Adams	2005	$218,425	$27,083	50,000	$9,225
Chief Administrative Officer and Secretary	2004	$197,199	$11,818	—	$9,000
	2003	$180,528	$14,081	—	$8,852

Magnus Nylund	2005	$166,400	$16,156	15,000	$6,816
Chief Information Officer

Stacey Kronquist (2)	2005	$136,816	$32,631	—	$192,430
Vice President, Finance and Interim CFO	2004	$173,300	$5,719	—	$8,018
	2003	$168,080	$4,868	—	$7,735

(1)	These amounts represent contributions made by Learning Tree to a defined contribution plan, except as noted in note (2) below for Ms. Kronquist.

(2)	Ms. Kronquist was VP, Finance in fiscal 2003 and 2004, and performed the function of interim CFO for a period of time in fiscal 2005. In fiscal 2005 “All Other Compensation” for Ms. Kronquist includes payment of a $185,000 retention bonus, and $7,430 of contributions made by Learning Tree to a defined contribution plan.

Stock Option Plans

1999 Stock Option Plan

In March 1999, Learning Tree adopted the Learning Tree International, Inc. 1999 Stock Option Plan (the “1999 Plan”). The 1999 Plan permits the grant of options to officers, employees and directors of the Company. It provides for the issuance of incentive stock options within the meaning of Section 422 of the Internal Revenue Code and non-qualified stock options. The 1999 Plan, as amended, provides for options covering up to an aggregate of 3,964,000 shares of Common Stock.

1995 Stock Option Plan

In October 1995, Learning Tree adopted the 1995 Stock Option Plan (the “1995 Plan” and together with the 1999 Plan, the “Stock Option Plans”), which provided for options covering up to an aggregate of 2,250,000 shares of Common Stock. The 1995 Plan permitted the grant of options to officers, employees and directors of Learning Tree. Learning Tree is no longer granting options under the 1995 Plan.

Both of the Stock Option Plans were approved by Learning Tree’s stockholders. For information on the number of options remaining for grant and the weighted-average exercise price of outstanding options, see Note 7 to Learning Tree’s audited financial statements for the year ended September 30, 2005.

Administration of the Stock Option Plans

The Stock Option Plans are administered by the Compensation and Stock Option Committee. Each option is evidenced by a written agreement in a form approved by the Compensation and Stock Option Committee. No options granted under either of the Stock Option Plans are transferable by the optionee other than by will or by the laws of descent and distribution, and each option is exercisable, during the lifetime of the optionee, only by the optionee.

Under the Stock Option Plans, the exercise price of an incentive stock option must be at least equal to 100% of the fair market value of the Common Stock on the date of grant (110% of the fair market value in the case of options granted to employees who hold more than ten percent of the voting power of the Company’s capital stock on the date of grant). The exercise price of a non-qualified stock option must be not less than 75% of the fair market value of the Common Stock on the date of grant. For both incentive stock options and non-qualified stock options, the exercise price must not be less than the par value of a share of the Common Stock on the date of grant. The term of any stock option is not to exceed ten years (five years in the case of an incentive stock option granted to a ten percent holder). The Compensation and Stock Option Committee has the discretion to determine the vesting schedule and the period required for full exercisability of stock options; however, in no event can the Compensation and Stock Option Committee shorten such period to less than six months. Upon exercise of any option granted under either of the Stock Option Plans, the exercise price may be paid in cash, and/or such other form of payment as may be permitted under the applicable option agreement, including, without limitation, previously owned shares of Common Stock.

Option Grants During Fiscal 2005

The following table sets forth certain information concerning options granted during fiscal 2005 to the executive officers named above:

	Individual Grants				Potential Realizable Value at Assumed Rates of Stock Price Appreciation for Option Term (1)
	Number of Securities Underlying Options Granted	% of Total Options Granted to Employees in 2005	Exercise Price per Share (2)	Expiration Date

Name					5%	10%
David C. Collins (3)	—	—	$—	—	$—	$—
Eric R. Garen (3)	—	—	$—	—	$—	$—
Nicholas R. Schacht	—	—	$—	—	$—	$—
Mary C. Adams	50,000	11.7%	$13.02	09/30/2009	$179,859	$397,442
LeMoyne T. Zacherl	50,000	11.7%	$12.34	06/30/2010	$170,466	$376,685
Magnus Nylund	15,000	3.5%	$13.02	06/30/2009	$53,958	$119,233

(1)	The potential realizable value illustrates the value that would be realized if the options were exercised immediately prior to the expiration of their terms, assuming the specified compounded rates of appreciation of Learning Tree’s Common Stock over the term of the options. The assumed annual rates of appreciation are specified in the rules of the Securities and Exchange Commission and do not represent Learning Tree’s estimate or projection of future share prices.

(2)	The exercise price was equal to the fair market value of the Common Stock on the date of the grant.

(3)	Not eligible for option grants.

Aggregate Option Exercises in Fiscal 2005 and Fiscal Year-End Option Values

The following table presents the number and value of options exercised during fiscal 2005 and of exercisable and unexercisable options held as of September 30, 2005 by the executive officers named above:

	Shares Acquired on Exercise	Value Realized ($)	Number of Securities Underlying Unexercised Options at September 30, 2005		Value of Unexercised In-the-Money Options at September 30, 2005 (2)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
David C. Collins(1)	—	$—	—	—	$—	$—
Eric R. Garen(1)	—	$—	—	—	$—	$—
Nicholas R. Schacht	—	$—	62,500	87,500	$—	$—
Mary C. Adams	—	$—	—	50,000	$—	$9,000
LeMoyne T. Zacherl	—	$—	—	50,000	$—	$43,000
Magnus Nylund	—	$—	3,750	11,250	$675	$2,025

(1)	Not eligible for option grants.

(2)	The amount by which the closing price for the Common Stock on September 30, 2005 exceeded the exercise price of any then unexercised options, without including any options whose exercise price exceeded the closing price.

Other Employee Benefit Plans

Learning Tree has adopted the Learning Tree International 401(k) Plan (the “401(k) Plan”), which is intended to qualify under Section 401(k) of the Internal Revenue Code of 1986, as amended (the “Code”). Under Section 401(k) of the Code, contributions by employees or by Learning Tree to the 401(k) Plan, and income earned on plan contributions, are not taxable to employees until withdrawn from the 401(k) Plan, and contributions by Learning Tree are deductible by Learning Tree when made.

All employees of Learning Tree and its U.S. subsidiaries that have attained 18 years of age and have met the plan’s service requirements are eligible to participate in the 401(k) Plan. Each eligible employee may contribute to the 401(k) Plan up to 15% of his or her salary, through payroll deductions, subject to statutory limitations. For fiscal 2001 through 2005, for each $1.00 invested by an employee, Learning Tree contributed $0.75 up to four and one-half percent of such employee’s salary. The 401(k) Plan permits, but does not require, additional contributions to the 401(k) Plan by Learning Tree.

Employment Agreements

Since October 2005, Dr. Collins has been employed by Learning Tree under an arrangement which provides for his services at an aggregate annual compensation of one dollar per year. He is expected to spend approximately 25% of his time on his duties, which include special projects and overseeing (with the concurrence of the Nominating and Governance Committee of the Learning Tree Board of Directors) a charitable budget for Learning Tree of $200,000.

Pursuant to an employment agreement dated as of November 16, 2003 (the “Garen Agreement”), Mr. Garen reports directly to the Board and performs executive duties and functions as specified from time to time by the

Board. Mr. Garen receives compensation on an hourly basis as provided for in the Garen Agreement. The Garen Agreement may be terminated by either party on three months written notice.

Pursuant to an employment agreement dated as of October 1, 2005 (the “Schacht Agreement”), Mr. Schacht serves as President and Chief Executive Officer of Learning Tree. Pursuant to the Schacht Agreement, Mr. Schacht receives an annual base salary, as well as incentive compensation, and severance compensation equal to six months’ base salary upon termination of employment by Learning Tree. In addition, Mr. Schacht agreed, for a period of one year following termination, not to offer any service in competition with Learning Tree, whether directly or indirectly, in any area served by Learning Tree at the date of termination; and for a period of two years, not to disclose any information pertaining to Learning Tree’s customers or the contents of any mailing list prepared or used by Learning Tree during or prior to the term of the Schacht Agreement. The Schacht Agreement is terminable by either party at any time.

Pursuant to an employment agreement dated as of February 9, 1978, as amended (the “Adams Agreement”), Mary C. Adams is employed as Chief Administrative Officer of Learning Tree. Pursuant to the Adams Agreement, Ms. Adams receives an annual base salary, as well as incentive compensation. Upon termination of employment by Learning Tree, Ms. Adams would receive severance compensation equal to eight months’ base salary. In addition, Ms. Adams has agreed, for a period of two years following the termination of the Adams Agreement, not to (i) solicit any of Learning Tree’s customers with whom she did business or was acquainted during the term of the Adams Agreement or (ii) disclose any information pertaining to Learning Tree’s customers or the contents of any mailing list prepared or used by Learning Tree during or prior to the term of the Adams Agreement. The Adams Agreement is terminable by either party at any time.

Pursuant to an employment agreement dated October 1, 2005 (the “Nylund Agreement”), Magnus Nylund is employed as Chief Information Officer of Learning Tree. Pursuant to the Nylund Agreement, Mr. Nylund receives an annual base salary, as well as incentive compensation. Upon termination of employment by Learning Tree, Mr. Nylund would receive severance compensation equal to six months base salary. In addition, Mr. Nylund has agreed, for a period of two years following the termination of the Nylund Agreement, not to (i) solicit any of Learning Tree’s customers with whom he did business or was acquainted during the term of the Nylund Agreement or (ii) disclose any information pertaining to Learning Tree’s customers or the contents of any mailing list prepared or used by Learning Tree during or prior to the term of the Nylund Agreement. The Nylund Agreement is terminable by either party at any time.

Stockholders Agreement

Dr. Collins and Mr. Garen have entered into a Stockholders Agreement dated as of October 1, 1995 and amended as of October 23, 1995 (the “Stockholders Agreement”). The Stockholders Agreement provides that (i) the non-transferring stockholder shall have a right of first refusal with respect to any transfer that is not made to certain affiliates or pursuant to either an underwritten public offering or Rule 144 of the Securities Act of 1933 (a “Restricted Transfer”); and (ii) in addition to the foregoing restriction, no Restricted Transfer to any person or group involving more than five percent of the then outstanding Common Stock may be effected without the prior consent of the non-transferring stockholder.

CERTAIN TRANSACTIONS

During fiscal 2005, Learning Tree paid $179,500 for legal services performed by Guth | Christopher LLP, a law firm in which Mr. Guth is a partner. Mr. Guth has sole voting and disposition power, as Trustee of an aggregate of 1,195,065 shares of Learning Tree Common Stock held by the Nicole Suzanne Garen Family Trust, the Steven Robert Garen Family Trust, and the Garen Dynasty Trust, but as to which he disclaims beneficial ownership.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

No member of the Compensation and Stock Option Committee is or was a Learning Tree officer or employee, or is related to any other member of the Compensation and Stock Option Committee, or any other member of the Board, or any Learning Tree executive officer.

REPORT OF THE COMPENSATION AND STOCK OPTION COMMITTEE

Compensation and Stock Option Committee Report on Executive Compensation

The Compensation and Stock Option Committee of the Board of Directors (the “Compensation Committee”) is responsible for overseeing and, as appropriate, making recommendations to the Board of Directors regarding the annual salaries and other compensation, including stock option grants, of the officers of Learning Tree. In addition, the Compensation Committee provides assistance and recommendations with respect to Learning Tree’s compensation policies and practices and assists with the administration of Learning Tree’s other compensation plans. The Compensation Committee also administers Learning Tree’s Stock Option Plans.

Compensation Policy for Executive Officers

The Compensation Committee believes that attracting and retaining well-qualified executives is crucial to Learning Tree’s success. The Compensation Committee’s general approach to compensating executives is to pay cash salaries which are commensurate with the executives’ experience and expertise and, where relevant, are comparable with the salaries paid to executives in competitive businesses. Consequently, except as described below as to Dr. Collins, base salaries for Learning Tree’s executives have been determined as part of the total compensation package by reference to such factors as salary history, competitive factors in the market, and relative merit. Learning Tree has not employed any formal process for evaluating its base salaries, believing that the benefits would not be justified by the costs.

Fiscal 2005 Salary and Incentive Compensation of Chief Executive Officer and Other Officers

In fiscal 2005, Dr. David Collins, Learning Tree’s Chief Executive Officer and Chairman of the Board of Directors, received compensation under the terms of an Employment Agreement between Learning Tree and Dr. Collins dated as of October 1, 1995 (the “Collins Agreement”). The Collins Agreement provides that Dr. Collins shall receive a base salary of at least $300,000 and also entitles Dr. Collins to participate in an incentive plan each year, whereby he may receive an “on-target” incentive payment of at least $155,000 if certain specified performance criteria are met.

At the beginning of fiscal 2005, the Compensation Committee approved Dr. Collins’ fiscal 2005 compensation plan. As contemplated by the Collins Agreement, Dr. Collins received a base salary rate of $432,600. The fiscal 2005 incentive plan for Dr. Collins was based on achievement of specified targets for Learning Tree’s net income and the average quality rating of Learning Tree’s courses, with an “on-target” incentive of $270,400. The incentive compensation earned by Dr. Collins under this formula for fiscal 2005 was $105,016.

The basic format for the incentive compensation of Dr. Collins (before fiscal 2006), Mr. Schacht and other senior line executives has been in place for several years. At the beginning of each year, the Compensation Committee approves both a target incentive amount for each senior officer and a series of weighted quantitative performance targets for the upcoming fiscal year, most commonly based on operating income, revenue growth and improvement in the quality rating of Learning Tree’s courses based upon reviews completed by course attendees. At the end of the fiscal year, the incentive compensation for each executive is determined under a formula using the actual results for the year and by the percentage of the target incentive assigned to that goal. An executive does not receive any incentive if the minimum targets are not met, but can earn in excess of his target incentive if the actual results exceeds the budgeted or targeted level.

The weighting of the targets in each plan is approved by the Compensation Committee and varies from year to year. In addition, the Compensation Committee may add additional components where it deems them desirable. For fiscal 2005, the Compensation Committee approved an incentive plan that included targets for revenue growth, operating income, improvements in course quality and for certain officers, the incentive plans also include a component based on satisfactory completion of the requirements of Section 404 of the Sarbanes Oxley Act. The fiscal 2006 plan approved by the Compensation Committee includes targets for revenue growth, operating income, improvement in course quality levels and discretionary items for each executive subject to the plan. For officers whose responsibilities are limited to particular business units of Learning Tree, the criteria used relate directly to the financial and quality parameters attained by the unit involved.

The Compensation Committee believes that this approach focuses the officers of Learning Tree on its growth, profitability and quality assurance.

Equity Incentives

The Compensation Committee also believes that equity ownership by key executives provides a valuable incentive and further aligns executives’ and stockholders’ interests. Learning Tree previously adopted the Stock Option Plans, pursuant to which Learning Tree was authorized to grant stock options to executives (as well as other employees and directors) to purchase an aggregate of up to 6,214,000 shares of Common Stock. In fiscal 2005, Learning Tree granted 50,000, 50,000 and 15,000 stock options to Ms. Adams, Mr. Zacherl and Mr. Nylund, respectively.

Messrs. Collins and Garen are not eligible to receive grants under the Stock Option Plans. The Compensation Committee believes that grants of options for additional equity would not have a measurable effect on the incentives provided to them in light of their significant current holdings of Common Stock. The Compensation Committee did not consider alternatives for equity-based compensation.

Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code, as amended, could under certain circumstances result in limits on Learning Tree’s ability to deduct compensation of $1,000,000 paid to certain executive officers. Exceptions to this deductibility limit may be made for various forms of performance-based compensation. Based on the fiscal 2005 compensation levels and the terms of the incentive compensation plans, no such limits on the deductibility of compensation applied for any officer of Learning Tree. While Learning Tree has not adopted a policy specifically prohibiting compensation at a level that would limit deductions, the Compensation Committee does not currently anticipate any restrictions on the future deductibility of compensation for Learning Tree’s officers. However, the Compensation Committee will not necessarily limit executive compensation to that deductible under Section 162(m) of the Code.

COMPENSATION AND STOCK OPTION COMMITTEE

Curtis A. Hessler, Chairman

W. Mathew Juechter

Wilford D. Godbold, Jr.

REPORT OF THE AUDIT COMMITTEE

The material in this report shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that Learning Tree specifically incorporates this information by reference, and shall not otherwise be deemed soliciting material or filed under such acts.

Although the Audit Committee oversees Learning Tree’s financial reporting process on behalf of the Board of Directors consistent with the Audit Committee’s written charter, management has the primary responsibility for preparation of Learning Tree’s consolidated financial statements in accordance with generally accepted accounting principles and the reporting process, including disclosure controls and procedures and the system of internal control over financial reporting. Learning Tree’s independent registered public accounting firm is responsible for auditing the annual financial statements prepared by management.

The Audit Committee has reviewed and discussed with management and its independent registered public accounting firm, Ernst and Young, LLP, Learning Tree’s September 30, 2005 audited financial statements, Learning Tree’s September 30, 2003 and October 1, 2004 restated audited financial statements, Learning Tree’s restated quarterly financial results for the seven quarters ended July 1, 2005, and management’s assessment of the effectiveness of Learning Tree’s internal control over financial reporting as of September 30, 2005. Prior to the commencement of the audit, the Audit Committee discussed with Learning Tree’s management and independent registered public accounting firm the overall scope and plans for the audit. Subsequent to the audit and each of the quarterly reviews, the Audit Committee discussed with the independent registered public accounting firm, with and without management present, the results of their examinations or reviews, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of specific judgments and the clarity of disclosures in the consolidated financial statements.

In addition, the Audit Committee discussed with the independent registered public accounting firm the matters required to be discussed by Statements on Auditing Standards No. 61, “Communication with Audit Committees” as amended by Statement on Auditing Standards No. 90, “Audit Committee Communications.” The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees.” The Audit Committee discussed with the independent registered public accounting firm the auditors’ independence from Learning Tree and its management and considered the compatibility of non-audit services with the auditors’ independence.

During the course of closing the fiscal year ended September 30, 2005, management completed the documentation, testing and evaluation of Learning Tree’s system of internal control over financial reporting in response to the requirements set forth in Section 404 of the Sarbanes-Oxley Act and related regulations. The Audit Committee was kept apprised of the progress of the evaluation and provided oversight and advice to management during the process. The Audit Committee reviewed the report of management contained in Learning Tree’s Annual Report on Form 10-K for the fiscal year ended September 30, 2005 filed with the SEC, as well as the independent registered public accounting firm’s Report of Independent Registered Public Accounting Firm included in Learning Tree’s Annual Report on Form 10-K related to its audit of (i) the consolidated financial statements, (ii) management’s assessment of the effectiveness of internal control over financial reporting and (iii) the effectiveness of internal control over financial reporting. The Audit Committee continues to oversee Learning Tree’s efforts related to its internal control over financial reporting and management’s remediation efforts with respect to Learning Tree’s material weaknesses and preparations for the evaluation of internal control over financial reporting in the fiscal year ending September 29, 2006.

Based upon the reviews and discussions referred to in the foregoing paragraphs, the Audit Committee recommended to the Board of Directors that the audited financial statements, including prior period restated financial statements, be included in Learning Tree’s Annual Report on Form 10-K for the fiscal year ended September 30, 2005 filed with the Securities and Exchange Commission.

AUDIT COMMITTEE

Howard A. Bain III, Chairman

Curtis A. Hessler

Wilford D. Godbold, Jr.

COMPANY STOCK PERFORMANCE

The stock price performance graph below is required by the Securities and Exchange Commission (“SEC”) and shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that Learning Tree specifically incorporates this information by reference, and shall not otherwise be deemed soliciting material or filed under such acts.

The following graph compares the cumulative total stockholder return on the Common Stock of Learning Tree from September 30, 2000 to September 30, 2005 with the cumulative total return on the NASDAQ Stock Market Composite Index and an appropriate “peer group” index (assuming the investment of $100 in Learning Tree’s Common Stock and in each of the indexes on September 30, 2000).

	Fiscal Year Ended
	Sept. 30, 2000	Sept. 30, 2001	Sept. 30, 2002	Sept. 30, 2003	Oct. 1, 2004	Sept. 30, 2005
Learning Tree International, Inc. Common Stock	100	43	31	35	30	28
Peer Group Index(1)	100	102	111	176	181	170
NASDAQ Stock Exchange Composite Index	100	41	32	49	53	60

(1)	Peer Group index includes: Apollo Group, Inc.; Skillsoft Public Limited Company (formerly SmartForce PLC); DeVry, Inc.; ITT Educational Services, Inc. and New Horizons Worldwide, Inc. The returns of each issuer within the Peer Group Index have been weighted according to such issuer’s respective stock market capitalization at the beginning of the period presented.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires Learning Tree’s directors and executive officers, as well as persons who own more than ten percent of Learning Tree’s Common Stock, to file with the Securities and Exchange Commission (“SEC”) initial reports of beneficial ownership and reports of changes in beneficial ownership of Learning Tree’s Common Stock. Directors, executive officers and greater-than-ten percent stockholders are required by the SEC regulations to furnish Learning Tree with copies of all Section 16(a) forms they file.

Based solely on a review of copies of reports filed with the SEC and submitted to Learning Tree and on written representations by certain directors and executive officers of Learning Tree, Learning Tree believes that all of Learning Tree’s directors and executive officers filed all required reports on a timely basis during fiscal 2005 except: (i) Mr. Bain received options on May 9, 2005 and his related Form 4 was not filed until June 13, 2005; (ii) Mr. Godbold received options on May 9, 2005 and his related Form 4 was not filed until June 10, 2005; (iii) Mr. Hessler received options on May 9, 2005 and his related Form 4 was not filed until June 10, 2005; and (iv) Mr. Juechter received options on May 9, 2005 and his related Form 4 was not filed until June 16, 2005.

INDEPENDENT AUDITORS

For fiscal 2005, Learning Tree’s independent auditors, as recommended by its Audit Committee and approved by its Board of Directors, were Ernst & Young LLP, an Independent Registered Public Accounting Firm. The following table presents fees for professional services rendered by Ernst & Young LLP for fiscal years 2004 and 2005.

	(In thousands)
	2004	2005
Audit Fees	$333	$1,661
Audit-Related Fees	—	—
Tax Fees (1)	12	24
All Other Fees(2)	—	9

(1)	Tax fees include fees principally incurred for assistance with tax compliance matters.

(2)	All other fees include fees associated with compensation plans and transitioning of audit engagement responsibilities.

Audit Committee Authorization of Audit and Non-Audit Services

The Audit Committee has the sole authority to authorize all audit and non-audit services to be provided by the independent auditors engaged to conduct the annual audit of Learning Tree’s consolidated financial statements. In addition, the Audit Committee has adopted pre-approval policies and procedures that are detailed as to each particular service to be provided by the independent auditors and require the Audit Committee to be informed of each service provided by the independent auditors. Such policies and procedures do not permit the Audit Committee to delegate its responsibilities under the Securities Exchange Act of 1934, as amended, to management. The Audit Committee pre-approved 100 percent of fees for services provided by Ernst & Young LLP during fiscal 2004 and 2005.

The Audit Committee considered and determined that the provision of non-audit services by Ernst & Young LLP was compatible with maintaining the auditors’ independence. The Audit Committee has not yet considered the selection of an auditor for fiscal 2006. It is anticipated that the Audit Committee will consider the selection and make a decision by March 31, 2006.

A representative of Ernst & Young LLP will be available at the Annual Meeting to respond to appropriate questions or make any other statements such representative deems appropriate.

STOCKHOLDERS’ PROPOSALS FOR 2007 ANNUAL MEETING

Pursuant to Rule 14a-8 of the SEC, proposals by eligible stockholders, which are intended to be presented at Learning Tree’s Annual Meeting of Stockholders in 2007, must be received by Learning Tree by September 23, 2006 in order to be considered for inclusion in Learning Tree’s proxy materials.

OTHER MATTERS

The Board is not aware of any matter to be acted upon at the Annual Meeting other than as described in this Proxy Statement. If any other matter properly comes before the meeting, however, the proxy holders are authorized to vote on that matter or matters in accordance with their best judgments.

ANNUAL REPORT TO SHAREHOLDERS

Learning Tree’s Annual Report for the fiscal year ended September 30, 2005 is being mailed to Shareholders along with this Proxy Statement. Learning Tree’s Annual Report is not to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that Learning Tree specifically incorporates this information by reference, and shall not otherwise be deemed soliciting material or filed under such acts.

By Order of the Board of Directors,

January 20, 2006	/s/ DAVID C. COLLINS
David C. Collins, Ph.D. Chairman of the Board